                                                                EXHIBIT 99.5


                                 WORLDCOM, INC.

                               OFFER TO EXCHANGE

    $686,398,000 9 3/8% Senior Notes of WorldCom, Inc. due January 15, 2004

                          For Any and All Outstanding

9 3/8% Senior Discount Notes of MFS Communications Company, Inc. due January 15,
                                      2004
                             CUSIP No. 55272T-AA-9

                                      And

    $671,850,000 8 7/8% Senior Notes of WorldCom, Inc. due January 15, 2006

                          For Any and All Outstanding

8 7/8% Senior Discount Notes of MFS Communications Company, Inc. due January 15,
                                      2006
                             CUSIP No. 55272T-AB-7

                                      And

                             CONSENT SOLICITATIONS


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EACH EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON          ,
1997, UNLESS EXTENDED (SUCH TIME AND DATE, AS EXTENDED, THE "EXPIRATION DATE" WITH RESPECT TO SUCH EXCHANGE OFFER). TENDERS OF MFS NOTES MAY NOT BE WITHDRAWN (AND THE RELATED CONSENTS THEREBY REVOKED) AT ANY TIME AFTER 11:59 P.M., NEW
YORK CITY TIME, ON          , 1997, UNLESS THE APPLICABLE EXCHANGE OFFER IS
EXTENDED AND CONTAINS NEW TERMS MATERIALLY ADVERSE TO THE TENDERING HOLDERS THEREOF.
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To:  Brokers, Dealers, Commercial Banks,                        July ____, 1997
     Trust Companies and Other Nominees:

          Salomon Brothers Inc and Goldman, Sachs & Co. are acting as Dealer Managers for WorldCom, Inc. (the "Company") in connection with the Company's offers to exchange (i) $871.597 principal amount of its 9-3/8% Senior Notes due January 15, 2004 ("WorldCom 2004 Notes") for each $1,000 principal amount at stated maturity of outstanding 9-3/8% Senior Discount Notes due January 15, 2004 ("MFS 2004 Notes") of MFS Communications Company, Inc. ("MFS") and (ii) $737.912 principal amount of its 8-7/8% Senior Notes due January 15, 2006 ("WorldCom 2006 Notes" and together with the WorldCom 2004 Notes, "WorldCom Notes") for each $1,000 principal amount at stated maturity of outstanding 8-7/8% Senior Discount Notes due January 15, 2006 ("MFS 2006 Notes") and together with the MFS 2004 Notes, "MFS Notes") of MFS (each such offer, an "Exchange Offer," and collectively the "Exchange Offers"). If the aggregate principal amount of WorldCom Notes that otherwise would be issued in exchange for the MFS Notes of a series tendered by a holder and accepted by the Company pursuant to the Exchange Offers is not an integral multiple of $1,000, such principal amount will be reduced to the nearest such multiple and the Company will pay to such holder an amount in cash equal to the reduction of such principal amount.

          Concurrently with the Exchange Offers, the Company is soliciting consents from holders of each series of MFS Notes to certain amendments (the "Proposed Amendments") to the indenture governing such series of MFS Notes, as described in the Prospectus (as defined below). Holders of MFS Notes of either series may give their consent to the Proposed Amendments applicable to that series only by tendering such MFS Notes in the applicable Exchange Offer, will be required to so consent as a condition to a valid tender and will be deemed to have given such consent by so tendering. Each holder who gives a valid consent will receive a Consent Payment fee in an amount equal to (i) with respect to such holder's MFS 2004 Notes, 0. % of the Accreted Value, as of July 15, 1997 (the "Interest Accrual Date"), of such MFS 2004 Notes and (ii) with respect to such holder's MFS 2006 Notes, 0. % of the Accreted Value, as of the Interest Accrual Date, of such MFS 2006 Notes, in either case, with respect to which such consent has been given. All capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus.

          The Company's obligation to consummate either Exchange Offer, and to make Consent Payments, is conditioned on, among other things, receipt of consents from holders of a majority in aggregate principal amount outstanding of both series of MFS Notes. The Company may, in its sole discretion, waive any condition with respect to an Exchange Offer and accept for exchange any MFS Notes tendered. Notwithstanding the foregoing, the Company will not consummate the Exchange Offer with respect to the MFS 2004 Notes if less than $ of principal amount of WorldCom 2004 Notes would be issued in such Exchange Offer and will not consummate the Exchange Offer with respect to the MFS 2006 Notes if less than $ of principal amount of WorldCom 2006 Notes would be issued in such Exchange Offer.

          We are requesting that you promptly contact your clients for whom you hold MFS Notes regarding the Exchange Offers. For your information and for forwarding to your clients, we are enclosing the following documents:


          1. The Prospectus and Consent Solicitation dated July ____, 1997 (the "Prospectus");
          2. The YELLOW Letter of Transmittal to be used to tender MFS 2004 Notes and consent to the Proposed Amendments with respect to such Notes;
          3. The BLUE Letter of Transmittal to be used to tender MFS 2006 Notes and consent to the Proposed Amendments with respect to such Notes;
          4.   The Notice of Guaranteed Delivery to be used, if necessary, in connection with the Exchange Offer for the MFS 2004 Notes;
          5.   The Notice of Guaranteed Delivery to be used, if necessary, in connection with the Exchange Offer for the MFS 2006 Notes;
          6. A form of letter which may be sent to your clients for whose accounts you hold MFS Notes, with space provided for obtaining such clients' instructions with regard to the Exchange Offers;
          7. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and
          8. Return envelopes addressed to Harris Trust and Savings Bank, as Exchange Agent (the "Exchange Agent") for the Exchange Offers.

          To tender MFS Notes in an Exchange Offer, and thereby deliver a consent in the related Consent Solicitation, certificates for the MFS Notes to be tendered (or confirmation of a book-entry transfer of such MFS Notes to the Exchange Agent's account at The Depository Trust Company ("DTC")), a completed and signed copy of the relevant Letter of Transmittal and any other required documents, must be received by the Exchange Agent on or prior to 11:59 p.m., New York City time, on the Expiration Date, in accordance with the instructions set forth in the Prospectus and the relevant Letter of Transmittal. The completion, execution and delivery of the applicable Letter of Transmittal with respect to particular MFS Notes will constitute the delivery of a consent with respect to such MFS Notes.

          Holders whose MFS Notes are not immediately available or who cannot deliver their MFS Notes and all other required documents to the Exchange Agent on or prior to the Expiration Date may nevertheless tender their MFS Notes (and thereby consent to the applicable Proposed Amendments) by delivering the applicable Notice of Guaranteed Delivery and any other required documents pursuant to the guaranteed delivery procedures described in the Prospectus.

          Subject to satisfaction or waiver of the conditions to an Exchange Offer, the Company will exchange (and thereby purchase) any and all MFS Notes that are properly tendered in such Exchange Offer and not withdrawn. WorldCom Notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering MFS Notes you must either have in place, or arrange for, facilities to receive WorldCom Notes through DTC. WorldCom Notes will be delivered and Consent Payments and other cash payments, if any, will be made by check (in New York next day funds) on the third business day following the Expiration Date or as soon as possible thereafter.

          Tendering holders of MFS Notes will not be required to pay any fee or commission to the Dealer Managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of MFS Notes pursuant to the Exchange Offers, except as set forth in the Prospectus and Instruction 6 of the Letters of Transmittal.

          Any inquiries you may have with respect to the terms of the Exchange Offers may be directed to Salomon Brothers Inc or Goldman Sachs & Co., as the Dealer Managers, at their respective address and telephone number set forth in the Prospectus. Any inquiries with respect to tender procedures, or requests for additional copies of the enclosed materials, should be directed to MacKenzie Partners, Inc., the Information Agent for the Exchange Offers, at its address and telephone number set forth in the Prospectus.

                              Very truly yours,




                              SALOMON BROTHERS INC
                              GOLDMAN, SACHS & CO.

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE DEALER MANAGERS, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY OF THEIR AFFILIATES OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON THEIR BEHALF WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTERS OF TRANSMITTAL.


Enclosures

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